SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended.

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1-800-FLOWERS.COM, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1-800-FLOWERS.COM, INC.

One Old Country Road

Carle Place, New York 11514

Notice of Annual Meeting of Stockholders

December 11, 2017

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1-800-FLOWERS.COM, Inc. (the “Company”) will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the “Meeting Place”), on Monday, December 11, 2017 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)     To elect ten Directors to serve until the 2018 Annual Meeting or until their respective successors have been duly elected and qualified;

(2)      To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2018;

(3)     Advisory vote on executive compensation;

(4)     Advisory vote on the frequency of holding future advisory votes on executive compensation;

(5)      To vote on one shareholder proposal, if properly presented; and

(6)      To transact such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on October 13, 2017 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. If you received a copy of the proxy materials by mail, you may sign, date and mail the proxy card in the envelope provided. Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Gerard M. Gallagher
Gerard M. Gallagher
Corporate Secretary

Carle Place, New York
October 30, 2017

YOUR VOTE IS EXTREMELY IMPORTANT. YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN AND RETURN THE PROXY CARD BY MAIL.

1-800-FLOWERS.COM, INC.
PROXY STATEMENT

October 30, 2017

This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the “Company”) as of October 13, 2017 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the “Meeting Place”), on Monday, December 11, 2017 at 9:00 a.m. eastern standard time or any adjournment thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to every stockholder, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you may not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at 1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted “FOR” the election of ten Directors named in this proxy statement, “FOR” the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm, for the fiscal year ending July 1, 2018, “FOR” the approval of the executive compensation, “THREE YEARS” with respect to the frequency of future advisory votes on executive compensation, “AGAINST” the shareholder proposal and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters which may properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being made available on www.proxyvote.com concurrently herewith to stockholders.

The mailing address of the principal executive office of the Company is One Old Country Road, Suite 500, Carle Place, New York 11514. It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about October 30, 2017. The proxy statement and form of proxy relating to the 2017 Annual Meeting is first being made available to stockholders on or about October 30, 2017.

VOTING SECURITIES

The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 13, 2017 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 13, 2017 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 13, 2017, 36,018,141 shares of Class A Common Stock and 28,567,063 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

METHODS OF VOTING

Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

●	By Telephone -- You can vote by telephone by calling 1.800.690.6903

●	By Internet -- You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

●	By Mail -- If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on December 10, 2017.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has recommended Mses. Geralyn R. Breig, Celia R. Brown and Katherine Oliver and Messrs. James Cannavino, Eugene DeMark, Leonard J. Elmore, Sean Hegarty, Christopher G. McCann, James F. McCann, and Larry Zarin for election as Directors, to serve until the 2018 Annual Meeting or until their successors are duly elected and qualified. If a nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees.  The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

Information regarding the director nominees is set forth below under the heading “—Information Regarding Director Nominees”.

The affirmative vote of a plurality of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the election of the Directors.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION

OF ITS TEN DIRECTOR NOMINEES

Information Regarding Director Nominees

Our Board of Directors currently consists of ten Directors with each Director serving a one year term. The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the nominees to be elected at the meeting and during the last five years has been furnished to the Company by the nominee.

Geralyn R. Breig, age 55, has been a Director of the Company since January 2012. Ms. Breig served as President of Clarks, Americas Region, a division of the global, privately held footwear company C & J Clark Ltd. headquartered in England, from 2014 through 2016. Prior to Clarks she worked for Avon Products Inc. where she served as President of Avon North America and General Manager of Avon USA from 2008 to 2011. Prior to that, she was Senior Vice President & Brand President of Avon’s Global Marketing Business Unit from 2005-2008. Ms. Breig held several executive positions at the Campbell Soup Company from 1995 to 2005. She began her career in brand management for the Beauty Care Division at The Procter & Gamble Company and from 1986 to 1995, she held several managerial positions at Kraft Foods, Inc. Ms. Breig has been a Director of Welch Foods Inc. since 2013 where she is a member of the Compensation Committee, Chair of the Nominating and Governance committee and former member of the Audit Committee.

Ms. Breig’s career has focused on brand and product management at the management and executive level. She provides the Board with a brand management strategy, executive management experience and operational insights. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Celia R. Brown, age 63, has been a director of the Company since June 2016. Since 2017, Ms. Brown has served as an Independent Management Consultant. From 2010 until June 2016, she served as EVP, Group HR Director of Willis Group, a multi-billion dollar global, risk management and insurance brokerage company with operations in more than 120 countries. At Willis, Ms. Brown was an advisor to the CEO, compensation committee and Board of Directors on talent strategy, succession planning, reward strategy (including executive compensation), culture and diversity. Upon the 2016 merger of Willis and Towers Watson, Ms. Brown served as an integration advisor to the combined company. Prior to joining Willis, Ms. Brown was with XL Capital Ltd. and its predecessor company from 1988 through 2009 where she held numerous positions culminating in EVP, Head of Global HR and Corporate Relations. Ms. Brown serves as a board member for non-profit organization Volunteer New York.

As a result of Ms. Brown’s career, she provides the Board with compensation and human resource experience and expertise. She also has experience integrating merger and acquisition transactions at the executive level. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

James Cannavino, age 73, has been a Director of the Company since June 2007. Mr. Cannavino served as Chairman of the Board of Direct Insite from 2000 through 2011 and was Chief Executive Officer from December 2002 until May 2011. He continues to serve as a director. Direct Insite is a global provider of financial supply chain automation across procure-to-pay and order-to cash business processes. From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of Cybersafe, Inc., a company specializing in network security. Prior to Cybersafe, Mr. Cannavino was hired as President and Chief Operating Officer of Perot Systems Corporation; he was elected to serve as Chief Executive Officer through July 1997. Mr. Cannavino retired from IBM in 1995, a career that spanned 30 years, where he was Senior Vice President for Strategy and Business Development. Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children and is the immediate past Chairman of The International Center for Missing and Exploited Children. He is a past chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on that board.

Mr. Cannavino’s numerous years of experience in executive level positions in the technology industry provides the Board with a wealth of valuable insight and knowledge regarding business strategy, operational and management experience in the technology industry. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Eugene DeMark, age 70, has been a Director of the Company since January 2012. Mr. DeMark worked for KPMG LLP, a global professional services firm, from June 1969 until his retirement in October 2009. He served as the Advisory Northeast Area Managing Partner at KPMG from October 2005 until his retirement. During his career with KPMG, he served in various leadership positions including Area Managing Partner of the Information, Communications and Electronics Practice as well as Managing Partner of the firm’s Long Island office. While on special assignment at KPMG he worked on the research staff of the Commission on Auditors Responsibilities (the predecessor of the Treadway Commission) that was formed to assess increases in fraudulent financial reporting and developed KPMG’s first study guide on SEC reporting. Since his retirement, Mr. DeMark has been an independent consultant. Mr. DeMark has served on the Board of Directors of BankUnited, Florida’s largest independent bank, since 2010 and is the chair of the Audit and Risk Committee. He also serves on the Governance and Compensation committees of the Bank’s Board and is the Lead Director. Mr. DeMark was on the Board of Directors of MSG Networks from October 2015 to December 2016 and was the Chair of their Audit Committee and served on the Compensation Committee. He is a Certified Public Accountant in the State of New York.

As a result of Mr. DeMark’s professional experience and 40-year career with one of the leading professional services firm, he provides the Board with financial expertise, experience in risk management and executive managerial experience. Mr. DeMark qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Leonard J. Elmore, age 65, has been a Director of the Company since October 2002. Mr. Elmore has been a NCAA commentator for CBS Sports and ESPN for over 25 years. Mr. Elmore was the Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA from May 2010 until October 2011 and served as a Board Member from its inception in April 2009 until May 2010. Prior to joining iHoops, he was a Partner with the law firm of Dreier LLP in its New York City headquarters from September 2008 until February 2009. Prior to his employment with Dreier LLP in September, 2008, Mr. Elmore served as Senior Counsel with LeBoeuf, Lamb, et. al (subsequently Dewey & LeBouef) from October 2004 until March 2008. Prior thereto, Mr. Elmore served as the President of Test University, a leading provider of internet-delivered learning solutions for pre-college students, from 2001 to 2003. Mr. Elmore has served on the Board of Directors of Lee Enterprises, Inc. since February 2007 and is currently a member of their Audit Committee. Mr. Elmore continues to fulfill his commitment to public service as a Commissioner on the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics.

Mr. Elmore’s career has spanned many different sectors from the diverse public service sectors to law firm experience. He provides the Board a wealth of business strategy, operational and management experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Sean Hegarty, age 60, has been a Director of the Company since January 2014. Mr. Hegarty worked for Forbes Family Holdings, Inc. and its subsidiary, Forbes Media LLC from 1987 until 2011. Mr. Hegarty joined Forbes as the director of taxes, became the vice president of finance in 1998 and in 2003 he became the Executive Vice President and Chief Financial Officer until he left the company in 2011. Since 2011, Mr. Hegarty has been the managing partner of his own financial and tax planning consulting firm, Hegarty & Company. Since January 2015, he has served as the Chief Financial Officer for SBKTM Holdings, Inc., an affiliate of Forbes Family Holdings, Inc. Mr. Hegarty began his career in 1979 with Ernst & Young LLP.  He is a Certified Public Accountant in the State of New York.

As a result of Mr. Hegarty’s professional experience, he provides the Board with financial expertise, experience in risk management and executive managerial experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Christopher G. McCann, age 56, has been the Company’s President since September 2000 and Chief Executive Officer since June 2016. Prior to that he served as the Company’s Senior Vice President and was the President of the Consumer Floral Brand from July 2010 until October 2013. Mr. McCann has been a Director of the Company since inception. Mr. McCann is a member of the Board of Trustees of Marist College. He is the Vice Chairman of the Board of Directors of IGHL.    Christopher G. McCann is the brother of James F. McCann, the Company’s Executive Chairman of the Board.

Due to Mr. C. McCann’s various positions within the Company over the course of 30+ years, he brings to the Board a unique insight into the day-to-day operations of the Company and its subsidiaries as well as its strategic vision. In addition, his prior service on other public company boards of directors provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James F. McCann, age 66, is the founder of the Company and served as the Company’s Chairman of the Board and Chief Executive Officer from inception until June 2016. In June 2016, Mr. McCann became the Executive Chairman of the Board and relinquished the Chief Executive Officer role to Mr. C. McCann. Mr. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area. Mr. McCann is the non-executive Chairman of the Board of Directors of Willis Towers Watson and serves as a member of its Nominating and Corporate Governance Committee. Mr. McCann is also a member of the Board of Directors of International Game Technology PLC and The Scotts Miracle Gro Company. James F. McCann is the brother of Christopher G. McCann, Chief Executive Officer, Director and President of the Company.

As the Company’s Executive Chairman of the Board and former Chief Executive Officer since inception Mr. J. McCann brings to the Board his deep understanding of the Company’s strategic business goals and extensive experience with both Company and industry-specific opportunities and challenges. Mr. J. McCann’s current and prior service on other public company boards of directors and their committees provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Katherine Oliver, age 53, has been a director of the Company since February 2017 and was recommend to the Board by the Executive Chairman. She is a Principal at Bloomberg Associates, an international philanthropic consulting firm founded by former New York City Mayor Michael R. Bloomberg. She oversees the media and technology portfolio and advises mayors around the globe on economic development and public communications strategies. Previously, Ms. Oliver was appointed by Mayor Bloomberg as Commissioner of Media and Entertainment for New York City from 2002 until 2013. Since December 2015, she has been on the Board of Directors of The Chef’s Warehouse, Inc. and is a member of their Nominating and Governance Committee as well as their Compensation and Human Capital Committee.

Ms. Oliver has over 25 years of experience in media and entertainment and therefore brings a unique lens to business development, creativity, branding and customer service. As she advises a variety of corporate and non-profit organizations on content creation and marketing strategies, the Company can leverage her expertise and insight. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors

Larry Zarin, age 63, has been a director of the Company since March 2009. Mr. Zarin was Senior Vice President and Chief Marketing Officer for Express Scripts, a Fortune 25 company whose goal is to make the use of prescription drugs safer and more affordable, until his retirement in July 2013. He joined Express Scripts in 1996 and during his tenure, he had a leading role in the successful integration of the company’s numerous major acquisitions, including, the $29.1 billion acquisition of Medco. Mr. Zarin was responsible for corporate communications and marketing and was a frequent speaker at industry conferences and events. Before joining Express Scripts, Mr. Zarin headed a St. Louis consulting firm.

Mr. Zarin has extensive product and brand marketing and business leadership skills from his career at Express Scripts. He also has experience overseeing and integrating merger and acquisition transactions at an executive level. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Board Leadership Structure

The Board has no policy that requires the combination or separation of the roles of Chairman or Chief Executive Officer. Mr. J. McCann served as both our Chairman of the Board and our Chief Executive Officer until June 2016, at which point he ceased serving as Chief Executive Officer. The Board believes that Mr. J. McCann is the director best suited to serve as Executive Chairman of the Board. As the founder of the Company, he is most familiar with the Company’s business and industry. He is uniquely situated to identify strategic priorities and to lead the Board in discussions regarding strategy and business planning and operations. In addition, his service on other public company boards of directors and their committees provide the Board with valuable board-level experience. The Company does not currently have a lead independent director.

Board Oversight of Risk Management

The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, strategic, marketing and brand reputation risks. The Audit Committee assists the Board in the oversight of the risk management process. In addition, the Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Information about the Board and its Committees

Each of our Directors, other than Messrs. James F. McCann and Christopher G. McCann, qualifies as an “independent director” as defined under the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the U.S. Securities and Exchange Commission (the “Commission”) for members of audit committees. The Board does not have a formal policy with respect to diversity. The Board and Nominating and Corporate Governance Committee believe that it is critical for the Directors to have varying points of view, with a broad spectrum of experience, education, skills, backgrounds, professional and life experience that when viewed as the collective group, provide an ample blend of perspectives to allow the Board to fulfill its duties to the long-term interests of the Company’s shareholders.

The table below provides current membership and meeting information for each of the Board committees for Fiscal 2017.

Current Membership:

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

James F. McCann
Christopher G. McCann
Geralyn R. Breig	X
Celia R. Brown		X	X
James Cannavino		X*
Eugene F. DeMark	X*
Leonard J. Elmore			X*
Sean Hegarty	X
Katherine Oliver			X
Larry Zarin		X
Total Meetings in Fiscal 2017	5	7	2

*	Committee Chairperson

Audit Committee

The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company’s independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls. The Company’s Board of Directors adopted a written charter for the Audit Committee in January 2000, as amended in August 2003, which outlines the responsibilities of the Audit Committee. A current copy of the charter of the Audit Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Eugene DeMark, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with Commission rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations relate to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Compensation Committee

The Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company’s Section 16 Executive Officers (“Executive Officers”), including base salary and the provisions of the Sharing Success Program under which annual incentive compensation may be awarded. In addition, the Compensation Committee administers the Company’s 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009, as amended as of October 28, 2011 and September 14, 2016 (“2003 Plan”) under which option grants, stock appreciation rights, restricted awards, performance awards and equity awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries. See “Named Executive Officer Compensation—Compensation Discussion and Analysis—Sharing Success Program and Long-Term Incentive Equity Awards.” The Board of Directors has authorized Mr. James F. McCann to review awards for all of the Company’s employees, other than its Executive Officers. The Compensation Committee also makes recommendations to the Board of Directors regarding Directors’ compensation. The Company’s Board of Directors adopted a written charter for the Compensation Committee in June 2003, as amended in June 2013, which outlines the responsibilities of the Compensation Committee. All of the members of the Company’s compensation committee are independent directors and have never been employees of the Company. A current copy of the charter of the Compensation Committee is available on our web site located at www.1800flowers.com under the Investor Relations section of the website.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company’s corporate governance guidelines and practices; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election. The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including Stockholders, and may employ third-party search firms. The Company’s Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee in June 2003, which outlines the responsibilities of the Committee. A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2017.

Communication with Board of Directors

The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at One Old Country Road, Suite 500, Carle Place, NY 11514, Attention: Gerard M. Gallagher, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.

Attendance at Meetings

During Fiscal 2017, the Board of Directors held four meetings and acted by unanimous written consent on four occasions. During Fiscal 2017, all incumbent Directors attended at least 75 % of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. We expect Messrs. J. McCann and C. McCann, and no other directors, to attend the Annual Meeting; Messrs. J. McCann and C. McCann, and no other directors, attended last year’s Annual Meeting of the Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our Executive Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Executive Officers, Directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based on a review of the copies of such reports furnished to us, we believe that all Section 16(a) filings requirements applicable to our Executive Officers, Directors and greater than 10% stockholders have been satisfied, with the exception of the following inadvertent late filings.  Non-executive director Celia Brown filed one late Form 4 relating to receipt of Common Stock as compensation for serving as a director, an exempt transaction under Section 16(b) of the Exchange Act.  Christopher McCann filed one late Form 4 relating to a the witholding for tax purposes of Common Stock by the Company that was an exempt transaction under Section 16(b) of the Exchange Act.

Compensation of Directors

In fiscal 2017, which ended on July 2, 2017, non-employee members of the Company's Board of Directors received the following compensation:

*

Annual retainer of $30,000 payable in quarterly installments on each of the Board of Director's four regularly scheduled Board meetings during the calendar year following the Annual Meeting of Stockholders (the "Stockholders Meeting") held in the prior year.

*	An additional fee to the Chairpersons of the Board's Committees for their services:
(a)	Audit Committee Chairman - $20,000,
(b)	Compensation Committee Chairman - $10,000, and
(c)	Nominating and Corporate Governance Committee Chairman - $7,500.
*

A grant of shares of the Company's Class A Common Stock equal to a value of $20,000, on the date of the 2016 Annual Meeting of Stockholders. The actual number of shares was determined by the closing price of the shares on the date of the Stockholders Meeting (the "Grant Date"). These shares shall fully vest on the first anniversary of the Grant Date. Effective with the 2017 Annual Meeting of Stockholders, each non-employee Director shall receive Shares of the Company's Class A Common Stock equal to a value of $45,000.

*

Any Director joining the Board, or becoming a Chairperson of one of the above Committees, in a given year following the Stockholders Meeting receives a pro-rata share of the compensation provided for above.

*	Board members are reimbursed for reasonable travel and lodging expenses associated with attendance at any Board or Committee meeting.

The following table includes information about compensation paid to our non-employee directors for the fiscal year ended July 2, 2017:

							Value and
							Nonqualified
	Annual		Fees Earned			Non-Equity	Deferred
	Cash	Other	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Retainer	Fees	Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)
Geralyn R. Breig	30,000	-	30,000	20,000	-	-	-	-	50,000
Celia Brown	30,000	-	30,000	20,000	-	-	-	-	50,000
Lawrence Calcano (4)	7,500	-	7,500	-	-	-	-	-	7,500
James A. Cannavino	30,000	10,000	40,000	20,000	-	-	-	-	60,000
Eugene F. DeMark	30,000	20,000	50,000	20,000	-	-	-	-	70,000
Leonard J. Elmore	30,000	7,500	37,500	20,000	-	-	-	-	57,500
Sean Hegarty	30,000	-	30,000	20,000	-	-	-	-	50,000
Katherine Oliver (5)	15,000	-	15,000	16,663	-	-	-	-	31,663
Larry Zarin	30,000	-	30,000	20,000	-	-	-	-	50,000

(1)	Total Fees Earned or Paid in Cash combines the amounts in the two preceding columns.

(2)

Stock awards reflect the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation." The aggregate grant date fair value for restricted stock awards is calculated by multiplying the number of restricted stock awards by the closing market price of the Common Stock on the date the restricted stock awards are credited to a director’s account. These award fair values have been determined based on the assumptions set forth in Note 13, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2017.

Compensation information on James F. McCann and Christopher G. McCann, who are Directors, as well as Executive Officers of the Company, is contained under the section titled "Executive Compensation and Other Information - Summary Compensation Table."

(3)	No stock options were granted in fiscal 2017.

(4)	Mr. Calcano retired from the Board of Directors during fiscal 2017 and did not stand for re-election.

(5)	Ms. Oliver was appointed to the Board of Directors on February 2, 2017.

As of July 2, 2017, each non-employee director of the Company held the following aggregate number of option awards and unvested stock awards:

	Unvested	Option
	Stock	Awards
	Awards	Outstanding
Name	(#)	(#)
Geralyn R. Breig	1,914	-
Celia Brown	1,914	-
James Cannavino	1,914	30,000
Eugene R. DeMark	1,914	-
Leonard J. Elmore	1,914	13,234
Sean Hegarty	1,914	-
Katherine Oliver	1,754	-
Larry Zarin	1,914	10,000

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following individuals were serving as Executive Officers of the Company on October 13, 2017:

Name	Age	Position with the Company
James F. McCann	66	Executive Chairman of the Board
Christopher G. McCann	56	Chief Executive Officer, Director and President, 1-800-Flowers.com, Inc.
William E. Shea	58	Senior Vice President, Chief Financial Officer
Gerard M. Gallagher	64	General Counsel, Senior Vice President, Corporate Secretary
Arnie Leap	49	Senior Vice President and Chief Information Officer
Thomas Hartnett	54	President, Consumer Floral
Mark L. Nance	67	President, BloomNet

Information Concerning Executive Officers Who Are Not Directors

William E. Shea has been our Senior Vice President and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

Gerard M. Gallagher has been our General Counsel, Senior Vice President and Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception. Mr. Gallagher is the founder and a managing partner in the law firm of Gallagher, Walker, Bianco and Plastaras, LLP based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993. Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

Arnie Leap has been the Company’s Chief Information Officer since November 2013. Mr. Leap served as the Executive Vice President and Chief Technology Officer for Direct Insite Corp. from November 2000 until joining the Company.   Mr. Leap served in various positions with Direct Insite, including the Executive Vice President Channel Sales and Executive Vice President Sales and Marketing.  Mr. Leap's background includes senior management positions with over 20 years’ experience in the technology sector.

Thomas Hartnett has been the Company’s President of Consumer Floral since October 2013. Previously, he was the Company's SVP and CFO of the Consumer Floral Brand since April 2010. Mr. Hartnett had previously served as the Company's SVP and COO of the Consumer Floral Brand from June 2006 through April 2010. Prior to this role, Mr. Hartnett was Senior Vice President of Retail and Fulfillment from September 2000. Before holding these positions, Mr. Hartnett held various positions within the Company since joining in 1991, including Controller, Director of Store Operations, Vice President of Retail Operations and Vice President of Strategic Development. Prior to joining the Company, Mr. Hartnett was a certified public accountant with Ernst & Young LLP.

Mark L. Nance has been President of BloomNet since August 2006. Before holding his current position, Mr. Nance was a Senior Vice President, Sales and Marketing for BloomNet after joining us in December 2004. Before joining us, Mr. Nance was an Executive Vice President and General Manager with Teleflora, LLC from November 2000 until June 2004 and held various senior level positions at American Floral Services, Inc. from 1983 to 2000.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

This section discusses compensation to our Named Executive Officers, which consist of our Chief Executive Officer, our Chief Financial Officer and the three next most highly compensated Executive Officers of the Company, as determined under the rules of the Commission (collectively, the “NEO’s”).

The Compensation Committee believes that the compensation programs for its NEO’s, as well as all of its Executive Officers, should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual loyalty to the Company and contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.

The fundamental policy of the Compensation Committee is to provide the Company’s NEO’s, as well as its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company. It is the Compensation Committee’s philosophy that a significant portion of each NEO’s and Executive Officer’s compensation should be contingent upon the Company’s financial performance. The Company also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals. Accordingly, the compensation package for each NEO and Executive Officer is comprised of three elements: (i) base salary; (ii) annual incentives and (iii) long-term incentive equity awards.

Guiding Principles:

●	Growth - To create an atmosphere that encourages superior growth and performance of the Company while also offering personal and professional growth.

●	Teamwork - To encourage executives to work together effectively and efficiently so that company goals can be fully realized.

●	Innovation - To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.

●	Market competitiveness - To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified executive talent.

Setting Executive Compensation

We compete for senior executive talent with many leading companies. In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we periodically review the market competitiveness of our Executive Officer compensation programs. The Compensation Committee also reviews the Company’s recent historical compensation practices for its executives, and considers recommendations from the Chief Executive Officer regarding the compensation of his direct reports, who include the other NEO’s. In connection with this review, the Compensation Committee retained the services of Mercer LLC for fiscal year 2017 (“Mercer”) (see “Role of Compensation Consultant” below for further discussion of Mercer’s role).

Elements of Compensation

The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance. The elements of our executive compensation program are detailed below, together with the principal factors which the Compensation Committee considers in reviewing the components of each Executive Officer’s compensation package. In general, for each compensation element, these factors include: the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the executive’s prior year compensation; and the objective evaluation of the Executive Officer’s performance. The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation. We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company’s stockholders, which results in greater Company performance.

Base Salary. The Compensation Committee views base salary as the assured element of compensation that permits income predictability. Subject to existing employment agreements, our objective is to set base salary levels at the competitive norm. However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive. Incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm. In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.

The minimum base salaries for Messrs. J. McCann and C. McCann are primarily prescribed in their employment agreements (see below for description of the employment agreements in the “Narrative Disclosure to Summary Compensation Table”). Annual base salary increases for the NEO’s and other Executive Officers are determined on the basis of the employment agreements (for Messrs. J. McCann, C. McCann), as well as the following factors: the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive’s level, ranges having been set in part based on the competitive norm in the industry; the average size of salary increase based upon the Company’s financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year. The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate. Increases for Fiscal 2017 for Messrs. J. McCann, C. McCann, Shea, Hartnett, Gallagher and Taiclet were approximately 0%, 7.0%, 5.9%, 3.9%, 3.5% and 0%, respectively.

Annual Incentive Award. Annual incentive awards play a significant role in the Company’s overall compensation package for its Executive Officers. The annual incentive award for the NEO’s is based upon the Company’s financial performance and, in the case of Mr. Hartnett, also includes brand specific financial performance. This balance supports the accomplishment of the Company’s overall financial objectives and rewards the individual contributions of our NEO’s. Annual incentive programs for Executive Officers support the following company objectives:

●	Communication of important goals through performance targets that are aligned with business strategies.

●	Motivation for the entire management team to work together toward a common set of goals.

●	Reward executives on the basis of results achieved.

●	Deliver annual incentive opportunities and payments through a structured, performance driven, objective mechanism.

●	Deliver a competitive level of compensation that is fully competitive with industry practice.

NEO’s are eligible to receive annual incentive awards under the Company’s Sharing Success Program.

Sharing Success Program. The Sharing Success Program is intended to cover management positions, including the NEO’s. Each eligible plan participant is assigned a target award (expressed as a percentage of base salary) which represents the level of incentive award the participant can expect to earn in the event all performance measures are achieved at 100% during the ensuing fiscal year. For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year. EBITDA as used for purposes of the Sharing Success Program is defined as net income before interest, taxes, depreciation, amortization and stock based compensation expense on a pre-bonus basis, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year as well as the impact of investment gains or losses on the Company’s non-qualified supplemental deferred compensation plan (“Plan EBITDA”). Revenue as used for purposes of the Sharing Success Program is defined as achieving or exceeding revenue growth in line with the Company’s budget adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year (“Plan Revenue”). Brand-specific Plan EBITDA as used for purposes of the Sharing Success Program is defined as EBITDA for the brand less corporate expenses (“Brand-specific Plan EBITDA”). Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, and Executive, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. Brand performance is measured based on segment contribution margin or Brand-specific Plan EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments. Brand-specific Plan Revenue as used for purposes of the Sharing Success Program is defined as achieving or exceeding revenue growth with the Brand’s budget for the fiscal year (“Brand-specific Plan Revenue”).

The following table presents the NEO’s targeted incentive award opportunity, as a percentage of their salary (“target award”), and the performance measures and relative weighting of their components for Fiscal 2017:

	Target Award	Weighting of Performance Measures
	(% of	Company-wide			Brand-specific
Name	Salary)	EBITDA	Revenue	Subtotal	EBITDA	Revenue	Subtotal	Total

Christopher G. McCann	100.0%	65.0%	35.0%	100.0%	n/a	n/a	n/a	100.0%
Chief Executive Officer,
Director and President

William E. Shea	60.0%	65.0%	35.0%	100.0%	n/a	n/a	n/a	100.0%
Senior Vice President, Treasurer,
and Chief Financial Officer

James F. McCann (1)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Executive Chairman

Thomas Hartnett	55.0%	25.0%	15.0%	40.0%	40.0%	20.0%	60.0%	100.0%
President, Consumer Floral

Gerard M. Gallaher	50.0%	65.0%	35.0%	100.0%	n/a	n/a	n/a	100.0%
General Counsel,
Senior Vice President,
Corporate Secretary

David Taiclet	65.0%	25.0%	15.0%	40.0%	40.0%	20.0%	60.0%	100.0%
Former President of Gourmet Foods
and Gift Baskets

(1)

On October 4, 2016, the Company entered into a new employment agreement with Mr. J. McCann. (the "JM 2016 Agreement"). Under the JM 2016 Agreement, Mr. J. McCann became the Executive Chairman of the Board, with a salary of $975,000 in fiscal 2017, and his annual long-term incentive award will be 75% of his salary in the form of performance restricted shares under the 2003 Plan. He no longer participates in the Company's non-equity based bonus program.   The Company will annually credit an amount equal to Mr. J. McCann's base salary to his retirement account under the Company's Nonqualified Supplemental Deferred Compensation Plan.

For Fiscal 2017, in the case of Messrs. Shea, C. McCann and Gallagher, performance measures were the achievement of Company-wide Plan EBITDA and Plan Revenue. As a result of the timing of the re-approval of the Company’s 2003 Long Term Incentive and Share Award Plan and Section 16 Executive Officers Bonus Plan, Mr. C. McCann was measured for Fiscal 2017 on the Company’s performance from November 28, 2016 through the end of the fiscal year.  Due to the seasonality of the Company’s business, the performance metrics for Mr. C. McCann were substantially similar to the performance metrics for the other NEOs. For Messrs. Hartnett and Taiclet, performance measures were the aggregate of the achievement of: (i) brand-specific Plan EBITDA, (ii) brand-specific Plan Revenue, (iii) Company-wide Plan EBITDA and (iv) Company-wide Plan Revenue.

When Company-wide and/or brand-specific actual results exceed or fall below performance measures, actual awards are proportionately increased or decreased from the target awards. Participants may earn no Company-wide or brand-specific bonus if the threshold performance measures are not met (defined as achievement of 90% of Company-wide Plan EBITDA and 60% of Company-wide Plan Revenue, resulting in a 50% pay-out of each target award) and no participant may be paid an incentive award under the Sharing Success Program in excess of maximum (defined as achievement of 150% of Company-wide Plan EBITDA and 200% of Company-wide Plan Revenue, resulting in a 200% pay-out of each target award), as presented in the table below. In addition, all participants must be actively employed at the time of payment in order to qualify for the award.

EBITDA		Revenue Growth
% Achievement of	Target	% Achievement of	Target
Performance	Award	Performance	Award
Measures	Multiple	Measures	Multiple

150.0%	200% (max)	200.0%	200%(max)
125.0%	150%	150.0%	150%
100.0%	100	100.0%	100%
95.0%	75	80.0%	75%
90.0%	50	60.0%	50%
Below 90.0%	0	Below 60.0%	0%

For Fiscal 2017, the Company’s performance measures were a function of achieving specified EBITDA and Revenue targets. For Fiscal 2017, the Company-wide performance measures, were adjusted to exclude the operations of Fannie May due to the sale thereof as well as the late 2017 cherry harvest which shifted the Fruit of the Month Club shipment from the fourth quarter of Fiscal 2017 into the first quarter of Fiscal 2018, and were as follows: Company-wide Plan EBITDA of $101.1 mm and Company-wide Plan Revenue of $1.15 bn. Brand-specific measures for Fiscal 2017 for Gourmet Food & Gift Baskets were as follows: (i) Plan EBITDA of $79.9 mm and (ii) Plan Revenue of $619.8 mm. Brand-specific measures for Fiscal 2017 for Consumer Floral and BloomNet were as follows: (i) Plan EBITDA of $93.0 mm and (ii) Plan Revenue of $558.8 mm.

The following table reflects the relationship of actual performance against the Company’s performance measures. The performance measures range from “threshold” (the minimum achievement level of the performance measure at which an executive may earn 50% of the target award) to “maximum” (the maximum achievement level of the performance measure at which an executive may earn 200% of the target award). The weighting of performance measures is applied to the Target Award Multiples to produce the executive’s cash bonus award.

	Performance/Payout Relationship ($'s in thousands)						Calculation of Target Award Earned
	Threshold		Target		Maximum			Target
	Performance	Payout	Performance	Payout	Performance	Payout	Actual	Award
Performance Metric	Measures	%	Measures	%	Measures	%	Performance	Multiple

Company-wide Performance
EBITDA and Revenue Growth Measures:
EBITDA	$90,950	50%	$101,056	100%	$151,584	200%	$90,950	50.0%
Revenue	$1,127,201	50%	$1,150,843	100%	$1,209,949	200%	$1,108,007	0.0%

Brand-specific Performance
1-800-Flowers.com and BloomNet Wire Service
EBITDA and Revenue Growth Measures:
EBITDA	$83,738	50%	$93,043	100%	$139,564	200%	$90,385	85.7%
Revenue	$544,217	50%	$558,800	100%	$595,258	200%	$545,980	56.0%

Gourmet Foods & Gift Baskets
EBITDA and Revenue Growth Measures:
EBITDA	$71,889	50%	$79,876	100%	$119,815	200%	$67,292	0.0%
Revenue	$610,270	50%	$619,765	100%	$643,502	200%	$590,686	0.0%

During Fiscal 2017, the Company-wide Actual EBITDA Award Multiple was 50% and Revenue Award was 0% for a Company-wide combined payout of 32.5%. The Company-wide Actual Award Multiple for Fiscal 2016, 2015, 2014, and 2013 was 56.0%, 103.7%, 69.8%, and 74.8%, of the target award, respectively. See “Summary Compensation Table - Non-Equity Incentive Plan Compensation” for payout amounts for Fiscal 2016 and Fiscal 2015.

Long-Term Incentive Equity Awards. In order to structure a long-term incentive program for the Company’s Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee evaluated its long-term incentive equity awards. All award grants are designed to align the interests of each Executive Officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer’s and NEO’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual. The Compensation Committee has the authority to review extraordinary events that impact on the Company’s performance and may adjust the calculation of an award by taking into account the effect of any such extraordinary events. For Fiscal 2017, the Compensation Committee excluded the financial results of Fannie May Confections Brands, Inc. due to the sale thereof and adjusted for the timing of the late harvest of cherries which shifted the Harry & David Fruit of the Month Club from the fourth quarter of Fiscal 2017 into the first quarter of Fiscal 2018 when evaluating the performance measures for the Sharing Success Program as well as the equity grant discussed below.

In Fiscal 2017, the Compensation Committee approved an equity award grant for management level employees with a grant date of November 7, 2016. This grant was intended to align shareholder interest with the long-term growth of the Company, as well as address employee retention concerns. The Fiscal 2017 performance-based equity award provided the NEOs with the opportunity to earn 100% of their target share award if the Company achieved $101.1 million of Plan EBITDA, (as adjusted to exclude Fannie May's Plan EBITDA, reflecting the sale of the brand during fiscal 2017), and Plan Revenue growth of 5.4%, (as adjusted to exclude Fannie May's Plan Revenue), weighted such that 65% of the target share award was tied to achievement of the EBITDA metric, and 35% of the target share award was tied to the revenue growth metric. The award scaled, on pro-rata basis, to 50% of their target share award if the Company achieved a minimum of 90% of its Fiscal 2017 Plan EBITDA, as adjusted, and 60% of its Plan Revenue , as adjusted. During Fiscal 2017, the Company achieved of 50% of its EBITDA metric and 0% of its Plan Revenue metric, resulting in a weighted achievement of 32.5% of the Targeted Performance-Based Equity Incentive Plan Awards. Refer to Grants of Plan-Based Awards for disclosures of shares earned. (See “Summary Compensation Table”).

Executive Benefits

The Company’s NEO’s are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs. We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEO’s, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.

During fiscal 2017, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonuses. Until January 1, 2017, the Company matched 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500 per calendar year. Participating employees are vested in the Company's contributions based upon years of participation in the Plan. The Company discontinued its match in calendar 2017. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected.

Perquisites

We do not routinely provide any significant perquisites to our NEO’s. Except for Messrs. J. McCann’s and C. McCann’s perquisites which are disclosed in the Summary Compensation Table, the value of perquisites to each other NEO in Fiscal 2017 did not exceed $10,000.

Severance/Change of Control

We do not maintain any severance or change of control plans or agreements. However, pursuant to the terms of employment agreements and incentive plans, certain NEO’s are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control. See “Potential Payments upon Termination and Change in Control” below.

Management’s Role in Setting Executive Compensation

Although the Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer works closely with the Senior Vice President of Human Resources to develop compensation programs and policies and make recommendations regarding annual adjustments to the Executive Officers’ salaries and incentive award opportunities (other than his own compensation).

Role of Compensation Consultant

The Compensation Committee has retained the services of Mercer to provide specialized information and targeted research to assist us in the development of compensation and retention strategies. Mercer provided general assistance to our Senior Vice President of Human Resources and the Compensation Committee and does not perform any other services for the Company. For Fiscal 2017, Mercer’s services were in advising on benchmark data for base salary, bonus targets and long-term incentives for the Company. Mr. C. McCann participated in discussions with Mercer in Fiscal 2017 regarding the Fiscal 2018 compensation of the NEO’s other than himself.

Compensation Deductibility Policy

A federal income tax deduction will generally be available for annual compensation in excess of $1 million paid to the Chief Executive Officer and the three other most highly compensated executive officers of a public corporation (other than the Chief Financial Officer) only if such compensation is “performance-based” and complies with certain other tax law requirements. The 2003 Long Term Incentive and Share Award Plan (as amended and restated as of October 22, 2009, as amended as of October 28, 2011 and September 14, 2016) and the Section 16 Executive Officers Bonus Plan (as amended and restated as of September 14, 2016) contain certain provisions which are intended to permit any compensation deemed paid in connection with the granting of Awards or bonus compensation to be able to qualify as performance-based compensation. Although our policy is to maximize the deductibility of all executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible under Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s filings pursuant to the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

Compensation Committee

James Cannavino, Chairman
Celia Brown
Larry Zarin

Notwithstanding any Commission filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the Commission except as specifically provided otherwise therein.

Summary Compensation Table

Set forth below is summary compensation information for each person who was (1) at any time during fiscal 2017 our Chief Executive Officer or Chief Financial Officer, (2) at July 2, 2017, one of our three most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer and (3) a former executive officer who left the Company prior to our fiscal year end.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified	All
						Plan	Deferred	Other
				Stock	Option	Compensation	Compensation	Compensation
Name and Principal		Salary	Bonus	Awards (2)	Awards (3)	(4) (5)	Earnings	(5)	Total
Position (1)	Year	($)	($)	($)	($)	($)	($)	($)	($)

Christopher G. McCann	2017	$766,692	$0	$697,500	$0	$251,875	$0	$17,353	$1,733,420
Chief Executive Officer,	2016	$721,000	$0	$540,750	$0	$343,196	$0	$18,034	$1,622,980
Director and President	2015	$721,002	$0	$360,500	$0	$743,675	$0	$17,875	$1,843,052

William E. Shea	2017	$446,154	$0	$292,500	$0	$87,750	$0	$375	$826,779
Senior Vice President, Treasurer,	2016	$422,692	$0	$305,000	$0	$111,265	$0	$2,500	$841,457
and Chief Financial Officer	2015	$403,259	$0	$205,000	$0	$211,447	$0	$2,500	$822,206

James F. McCann	2017	$975,000	$0	$731,250	$0	$0	$0	$992,796	$2,699,046
Executive Chairman	2016	$975,000	$0	$731,250	$0	$819,000	$0	$20,125	$2,545,375
	2015	$975,000	$0	$487,500	$0	$1,516,614	$0	$19,056	$2,998,170

Thomas Hartnett	2017	$397,692	$0	$240,000	$0	$127,556	$0	$0	$765,248
President, Consumer Floral	2016	$379,615	$0	$248,500	$0	$200,287	$0	$2,500	$830,903
	2015	$350,000	$0	$175,000	$0	$200,550	$0	$2,500	$728,051

Gerard M. Gallaher	2017	$432,543	$0	$217,500	$0	$70,688	$0	$0	$720,731
General Counsel,	2016	$420,258	$0	$210,129	$0	$117,672	$0	$0	$748,059
Senior Vice President,	2015	$420,258	$0	$210,129	$0	$217,904	$0	$0	$848,291
Corporate Secretary

David Taiclet	2017	$442,115	$0	$356,250	$0	$475,000	$0	$0	$1,273,365
Former President,	2016	$475,000	$0	$431,250	$0	$0	$0	$0	$906,250
Gourmet Foods and Gift Baskets	2015	$439,409	$0	$216,424	$0	$284,544	$0	$0	$940,377

(1)

The titles included in this column are as of July 2, 2017. Effective with the first day of fiscal 2017, Mr. James McCann transitioned to Executive Chairman of the Board of Directors, and Mr. Christopher McCann became the Company's Chief Executive Officer, in addition to maintaining his role as a Director and President of the Company. Mr. Taiclet's employment terminated on May 30, 2017, upon successful completion of the sale of Fannie May.

(2)

This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all time and performance-based shares granted in fiscal years 2017, 2016 and 2015. These award fair values have been determined based on the assumptions set forth in Note 13, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2017.

The following amounts represent the grant date fair value of performance-based share awards. Amounts in the "Stock Award" column above reflect the value of performance share awards, assuming the achievement of "Target" performance below. The "Maximum" value of the performance-based share awards is also presented below for comparative purposes.

	Fiscal 2017 (a)		Fiscal 2016 (b)		Fiscal 2015 (c)
	Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards		Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards		Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards
	Target	Maximum	Target	Maximum	Target	Maximum
Christopher G. McCann	$697,500	$697,500	$540,750	$540,750	$360,500	$360,500
William E. Shea	$292,500	$292,500	$255,000	$255,000	$205,000	$205,000
James F. McCann	$731,250	$731,250	$731,250	$731,250	$487,500	$487,500
Thomas Hartnett	$240,000	$240,000	$231,000	$231,000	$131,250	$131,250
Gerard M. Gallagher	$217,500	$217,500	$210,129	$210,129	$210,129	$210,129
David Taiclet	$356,250	$356,250	$356,250	$356,250	$216,424	$216,424

(a)

The fiscal 2017 performance-based equity award provided the NEOs with the opportunity to earn 100% of their target share award if the Company achieved $101.1 million of Plan EBITDA (as adjusted to exclude Fannie May's Plan EBITDA, reflecting the sale of the brand during fiscal 2017), and Plan Revenue growth of 5.4%, (as adjusted to exclude Fannie May's Plan Revenue), weighted such that 65% of the target share award was tied to achievement of the EBITDA metric, and 35% of the target share award was tied to the Plan Revenue metric. The award scaled, on pro-rata basis, to 50% of their target share award if the Company achieved a minimum of 90% of its Fiscal 2017 Plan EBITDA, as adjusted, and 60% of its Plan Revenue, as adjusted. During fiscal 2017, the Company achieved of 50% of its EBITDA metric and 0% of its Plan Revenue metric, resulting in a weighted achievement of 32.5% of the Targeted Performance-Based Equity Incentive Plan Awards. Refer to Grants of Plan-Based Awards for disclosures of shares earned.

(b)

The fiscal 2016 performance-based award provided for 100% of targeted shares upon achievement of $102.0 million of Plan EBITDA during fiscal 2016, and 50% of targeted shares for achievement of 90% of the targeted financial performance. In fiscal 2016, the Company achieved 56.0% of the Targeted Performance-Based Equity Incentive Plan Awards. Refer to Grants of Plan-Based Awards for disclosure of shares earned.

(c)

The fiscal 2015 performance-based award provided for 100% of targeted shares upon achievement of $64.0 million of Plan EBITDA during fiscal 2015, and 50% of targeted shares for achievement of 90% of the targeted financial performance. In Fiscal 2015, the Company achieved 100.0% of the Targeted Performance-Based Equity Incentive Plan Awards.

(3)	There were no option awards granted to the Company's NEOs during the fiscal years ended July 2, 2017, July 3, 2016 and June 28, 2015.

(4)

Non-Equity Incentive Plan Compensation represents cash bonuses described under "Compensation Discussion and Analysis-Elements of Compensation-Annual Cash Incentive and Sharing Success Program." The annual cash bonuses for operating performances related to, and recorded as compensation expense during fiscal 2017, 2016 and 2015, were paid during the first quarter of fiscal years 2018, 2017 and 2016, respectively. In fiscal 2017, Mr. Taiclet was paid a bonus which was contingent upon the successful completion of the sale of Fannie May. Mr. Taiclet separated from the Company effective with the closing of the sale on May 30, 2017. In fiscal 2016, the Gourmet Food & Gift Baskets threshold non-equity plan performance measures were not achieved, and therefore, there was no payout related to fiscal 2016 performance for Mr. Taiclet.

(5)

In accordance with Mr. James McCann's employment agreement dated October 4, 2016, Mr. J McCann is no longer eligible to participate in the Company's non-equity based bonus program.  On an annual basis, the Company will credit an amount equal to Mr. J. McCann's base salary, which in fiscal 2017, amounted to $975,000, to his retirement account under the Company's Nonqualified Supplemental Deferred Compensation Plan. Other annual compensation for Mr. James McCann in the form of perquisites and other personal benefits for Messrs. James McCann and Christopher McCann consist of the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use, on the basis of miles driven for personal use to total miles driven. Messrs. C. McCann, Hartnett, and Shea also participate in the Company's supplemental retirement plan, which provided for a maximum match of $2,500 per calendar year. The Company discontinued its match in calendar 2017.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEO’s for the fiscal year ended July 2, 2017. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

										All Other Stock Awards: Number of	All Other Option Awards:	Exercise or	Grant Date Fair Value
										Shares	Number	Base	of
			Board	Estimated Future Payouts			Estimated Future Payouts			of	of	Price	Stock
			of	Under Non-Equity Incentive			Under Equity Incentive			Stock	Securities	of	and
			Directors	Plan Awards			Plan Awards			or	Underlying	Option	Option
		Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name		Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)

Christopher G. McCann	(2)			$251,875	$775,000	$1,550,000
Chief Executive Officer,	(3)	11/7/2016	6/29/2016				22,898	70,455	70,455				$697,500
Director and President

William E. Shea	(2)			$87,750	$270,000	$540,000
Senior Vice President, Treasurer,	(3)	11/7/2016	6/29/2016				9,602	29,545	29,545				$292,500
and Chief Financial Officer

James F. McCann	(4)			$0	$0	$0
Executive Chairman	(3)	11/7/2016	6/29/2016				24,006	73,864	73,864				$731,250

Thomas Hartnett	(2)			$71,500	$220,000	$440,000
President, Consumer Floral	(3)	11/7/2016	6/29/2016				7,879	24,242	24,242				$240,000

Gerard M. Gallaher	(2)			$70,688	$217,500	$435,000
General Counsel,	(3)	11/7/2016	6/29/2016				7,140	21,970	21,970				$217,500
Senior Vice President,
Corporate Secretary

David Taiclet	(2)			$154,375	$475,000	$950,000
Former President of	(3)	11/7/2016	6/29/2016				11,695	35,985	35,985				$356,250
Gourmet Foods and Gift Baskets

(1)

The date of grant for each award is established by the Compensation Committee and approved by the Board of Directors, during a meeting, or by written action without a meeting, on or prior to the date of the grant. Pursuant to the guidelines adopted by the Compensation Committee, the grant date is the third business day after the date of the Company's public disclosure of quarterly financial information (the "grant date").

(2)

The amounts in this row represent the threshold, target and maximum payout under the annual incentive award administered through the Company's Sharing Success Program for fiscal year 2017, as approved by the Board of Directors on June 29, 2016, and as described in the Compensation Discussion and Analysis section. Payout of the annual performance cash incentive was made in September of fiscal year 2018 and is reflected in the Non-Equity Incentive Plan Compensation Column of the fiscal year 2017 Summary Compensation Table above.

(3)

The amounts in this row represents the one-year performance share award threshold, target and maximum payout that could be earned under the Company's Long-Term Incentive Equity Awards Program as described in the Compensation Discussion and Analysis section. The last column of this row represents the grant date fair value, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. The number of shares earned under the fiscal year 2017 performance plan were as follows:

	Performance Share Awards Earned (#)	Fair Value of Performance Share Awards Earned ($)	Vesting Period

Christopher G. McCann	22,898	$226,690	ratably over 3 years from date of grant
William E. Shea	9,602	$95,060	ratably over 3 years from date of grant
James F. McCann	24,006	$237,659	ratably over 3 years from date of grant
Thomas Hartnett	7,879	$78,002	ratably over 3 years from date of grant
Gerard M. Gallaher	7,140	$70,686	ratably over 3 years from date of grant
David Taiclet (5)	0	$0	ratably over 3 years from date of grant

(4)

On October 4, 2016, the Company entered into a new employment agreement with Mr. J. McCann (the "JM 2016 Agreement"). Under the JM 2016 Agreement, Mr. J. McCann became the Executive Chairman of the Board, earned a salary of $975,000 in fiscal 2017, and his annual long-term incentive award will be 75% of his salary in the form of performance restricted shares under the 2003 Plan. He is no longer eligible to participate in the Company's non-equity based bonus program. The Company will annually credit an amount equal to Mr. J. McCann's base salary to his retirement account under the Company's Nonqualified Supplemental Deferred Compensation Plan.

(5)	Mr. Taiclet separated from the Company effective with the sale of Fannie May on May 30, 2017, and at that time, became ineligible to participate in the fiscal 2017 equity incentive and award plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

From July 1, 1999 through October 3, 2016, Mr. James F. McCann’s employment agreement provided for a five-year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. J. McCann provides at least 180 days’ notice that such term would not be further extended. Under the terms of the employment agreement, Mr. J. McCann was entitled to a minimum annual salary of $1,000,000, with annual 10% increases during the term. However, the Compensation Committee had recommended that Mr. J. McCann receive, and Mr. J. McCann accepted, a base salary of $975,000 per annum in order to assist the Company in complying with Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. J. McCann was eligible to participate in the Company’s stock incentive plans, as well as other bonus, incentive or benefits plans, and was provided medical, health and dental insurance coverage for himself and his dependents.

On October 4, 2016, the Company entered into a new employment agreement with Mr. J. McCann (the “JM 2016 Agreement”). Under the JM 2016 Agreement, Mr. J. McCann became the Executive Chairman of the Board, will earn a salary of $975,000 and his annual target long-term incentive award will be 75% of his salary in the form of performance restricted shares under the 2003 Plan. He is no longer eligible to participate in the Company’s bonus program. The Company will also annually credit an amount equal to Mr. J. McCann’s base salary to his retirement account under the Company’s Nonqualified Supplemental Deferred Compensation Plan. The JM 2016 Agreement replaces the 1999 Agreement and is substantially similar to that agreement except for the changes noted herein.

From July 1, 1999 through October 3, 2016, Mr. Christopher G. McCann’s employment agreement provided for a five-year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. C. McCann provided at least 180 days’ notice that such term would not be further extended. Under the terms of the employment agreement, Mr. C. McCann was entitled to a minimum annual salary of $250,000, with annual 10% increases during the term. Mr. C. McCann’s annual salary for Fiscal 2017 was $775,000. Mr. C. McCann was eligible to participate in the Company’s stock incentive plans, as well as other bonus, incentive or benefits plans, and was provided medical, health and dental insurance coverage for himself and his dependents.

On October 4, 2016, the Company entered into a new employment agreement with Mr. C. McCann (the “CM 2016 Agreement”). Under the CM 2016 Agreement, Mr. C. McCann became Chief Executive Officer (in addition to President and Director) of the Company, earns an annual salary of $775,000, his target annual bonus will be 100% of his salary and his target annual long-term incentive award under the 2003 Plan will be equal to 90% of his salary in the form of performance restricted shares. The CM 2016 Agreement replaces the 1999 Agreement and is substantially similar to that agreement except for the changes noted herein.

Under the 2016 Agreements, Messrs. J. McCann and C. McCann agreed to extend the period during which they are each restricted from participating in a business competitive to the Company to a period of two years after a voluntary resignation or termination for good cause. Each of these executives is also bound by non-solicitation and confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at July 2, 2017 granted to each of the Company’s Named Executive Officers.

	Option Awards					Stock Awards
									Equity Incentive	Equity Incentive
									Plan Awards	Plan Awards:
									Number of	Market or
									Unearned	Payout
	Number	Number				Number of		Market Value	Shares,	Value of
	of	of				Shares or		of Shares or	Units	Unearned
	Securities	Securities				Units of		Units of	or Other	Shares, Units
	Underlying	Underlying		Option		Stock That		Stock That	Rights That	or Other Rights
	Unexercised	Unexercised		Exercise	Option	Have Not		Have Not	Have Not	That Have
	Options (#)	Options (#)		Price	Expiration	Vested		Vested (1)	Vested	Not Vested (1)
Name	Exercisable	Unexercisable		($/Option)	Date	(#)		($)	(#)	($)
	Stock Options					Restricted Stock			Performance Awards

Christopher G. McCann						22,898	(2)
Chief Executive Officer,						21,340	(3)	$208,065
Director and President						14,964	(4)	$145,899
						208,125	(5)	$2,029,219
						166,500	(6)	$1,623,375
	625,000	375,000	(7)	$2.63	11/1/2021
						75,000	(8)	$731,250
	750,000	250,000	(9)	$1.79	10/26/2020

William E. Shea						9,602	(2)	$93,620
Senior Vice President and						10,063	(3)	$98,114
						8,509	(4)	$82,963

James F. McCann						24,006	(2)	$234,059
Executive Chairman						28,858	(3)	$281,366
						20,236	(4)	$197,301

Thomas Hartnett						7,879	(2)	$76,820
President, Consumer Floral						9,116	(3)	$88,881
						7,265	(4)	$70,834
						3,750	(10)	$36,563

Gerard M. Gallagher						7,140	(2)	$69,615
General Counsel,						8,292	(3)	$80,847
Senior Vice President,						8,722	(4)	$85,040
Corporate Secretary

David Taiclet	-	-		-	-	-	(11)	-
Former President,
Gourmet Foods and Gift Baskets

    _____________________

(1)	Market value is based on the closing price of 1-800-Flowers.com, Inc.’s Class A Common Stock of $9.75 on July 2, 2017.

(2)

Amounts shown represent performance shares that were earned in fiscal 2017 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during fiscal 2017. The fiscal 2017 performance-based equity award plan provided the NEOs with the opportunity to earn 100% of their target share award if the Company achieved $101.1 million of Plan EBITDA, as adjusted to exclude Fannie May's Plan EBITDA, reflecting the sale of this brand during fiscal 2017, and Plan Revenue growth of 5.4%, as adjusted to exclude Fannie May's Plan Revenue, weighted such that 65% of the target share award was tied to achievement of the EBITDA metric, and 35% of the target share award was tied to the revenue growth metric. The award scaled, on pro-rata basis, to 50% of the target award if the Company achieved a minimum of 90% of its Fiscal 2017 Plan EBITDA, as adjusted, and 60% of its Plan Revenue, as adjusted. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.) During fiscal 2017, the Company achieved 50% of its EBITDA metric and 0% of its Plan Revenue metric, resulting in a weighted achievement of 32.5% of the Targeted Performance-Based Equity Incentive Plan Awards. These restricted shares vest at a rate of one-third at the completion of each year of service following the November 7, 2016 grant date.

(3)

Amounts shown represent performance shares that were earned in fiscal 2016 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during the fiscal 2016. The fiscal 2016 performance based equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $102.0 million of Plan EBITDA, and 50% of the performance-based target shares to be earned upon the achievement of 90% of Plan EBITDA. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.) During fiscal 2016, awards amounting to 56.0% of target were earned. These restricted shares vest at a rate of one-third at the completion of each year of service following the November 6, 2015 grant date.

(4)

Amounts shown represent performance shares that were earned in fiscal 2015 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during the fiscal 2015. The fiscal 2015 performance based equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $64.0 million of Plan EBITDA, and 50% of the performance-based target shares to be earned upon the achievement of 90% of Plan EBITDA. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.) During fiscal 2015, awards amounting to 100.0% of target were earned. These restricted shares vest at a rate of one-third at the completion of each year of service following the October 31, 2014 grant date.

(5)	Restricted shares vest ratably over the 8 years of service following the November 1, 2013 grant date.

(6)	Restricted shares vest ratably over the 8 years of service following the October 30, 2012 grant date.

(7)	Options become exercisable ratably over the 8 years of service following November 1, 2011 grant date.

(8)

Amounts shown represent the number of additional performance shares that were earned by Mr. Christopher McCann in fiscal 2011 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during fiscal 2011. The award provided for 100% of targeted shares upon achievement of $41.8 million of Plan EBITDA for the 9-month period of October 2010 to July 3, 2011, and 50% of targeted shares for achievement of $37.0 million of targeted financial performance, with ratable increments over 50% based upon the actual Plan EBITDA performance. These restricted share awards vest ratably over the eight years of service following October 26, 2010 grant date.

(9)	Options become exercisable ratably over the 8 years of service following October 26, 2010 grant date.

(10)

Represents equity awards under the Company's Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the November 1, 2013 grant date.

(11)	Mr. Taiclet separated from the Company effective with the closing of the sale of Fannie May on May 30, 2017. All unvested restricted share grants were forfeited at that time.

Option Exercises and Stock Vested

The following table sets forth all stock option exercises and vesting of stock awards for each of the Company's Named Executive Officers during fiscal 2017, which ended on July 2, 2017.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise (1)	Acquired on Vesting	Vesting (2)
Name	(#)	($)	(#)	($)

Christopher G. McCann	-	-	160,200	1,495,735
Chief Executive Officer,
Director and President

William E. Shea	-	-	30,024	281,489
Senior Vice President and
Chief Financial Officer

James F. McCann	-	-	53,349	502,390
Executive Chairman

Thomas Hartnett	-	-	25,833	240,492
President, Consumer Floral

Gerard M. Gallagher	-	-	20,923	196,032
General Counsel,
Senior Vice President,
Corporate Secretary

David Taiclet	-	-	34,429	324,854
Former President,
Gourmet Foods and Gift Baskets

(1)	There were no stock options exercised by the NEO’s during fiscal 2017.

(2)	The value realized on vesting equals the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the vesting date, multiplied by the number of shares that vested.

Equity Compensation Plan Information

The following table displays certain information regarding our equity compensation plans at July 2, 2017:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,127,734	$2.42	2,766,378

Equity compensation plans not approved by security holders	0	$0.00	0

Total	2,127,734	$2.42	2,766,378

Pension Benefits

The Company does not maintain any defined benefit plans.

Nonqualified Deferred Compensation

During fiscal 2017, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonuses. Until January 1, 2017, the Company matched 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500 per calendar year. Participating employees are vested in the Company's contributions based upon years of participation in the Plan. The Company discontinued its match in calendar 2017. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected.

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance
	Contributions	Contributions	Earnings	Distributions	at Last
	in Last FY	in Last FY (1)	in Last FY	in Last FY	FYE (1)
Name	($)	($)	($)	($)	($)

Christopher G. McCann	$89,439	$0	$34,102	$75,964	$250,757
Chief Executive Officer
Director and President

James F. McCann	$672,000	$975,000	$631,630	$0	$5,424,605
Executive Chairman

William E. Shea	$20,194	$375	$16,843	$0	$143,427
Senior Vice President and
Chief Financial Officer

Thomas Hartnett	$25,620	$0	$11,373	$0	$81,187
President, Consumer Floral

(1)

Contributions made by the Company are reported as NEO compensation in the Summary Compensation Table. The registrant contribution for Mr. J. McCann was recorded as compensation expense during fiscal 2017, and is included in both the Registrant Contributions and the Aggregate Balance at Last FYE in the table above, but was paid into the Nonqualified Supplemental Deferred Compensation Plan during the first quarter of fiscal year 2018.

Potential Payments upon Termination and Change in Control

The Company does not have a formalized severance policy. In accordance with the 2003 Plan in the event of a Change of Control, as defined in the 2003 Plan, all outstanding Awards pursuant to which a Participant may have rights the exercise of which is restricted or limited, shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the Shares subject to the Award will be entitled to participate in the Change of Control transaction.

In addition, as disclosed in Potential Payments Upon Termination and Change in Control, certain executives within the Company have individual employment agreements that contain negotiated provisions that trigger payments or provision of benefits upon termination or a change in control. Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination or a change in control for Messrs. James McCann and Christopher McCann were calculated and presented in accordance with the provisions of their respective employment agreements. For Fiscal 2017, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee’s evaluation of all other elements of compensation or total compensation.

The following table sets forth the potential payments to our NEO’s under existing agreements, plans or arrangements, for various scenarios involving a change in control or termination of employment, assuming a July 2, 2017 termination date and using the closing price of the Company’s Class A common stock on July 2, 2017 ($9.75). Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards which were earned as of July 2, 2017. The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO’s separation from the Company.

Christopher G. McCann
	Triggering Event
		Termination
		Without Cause/
		Resignation
		for Good	Death/
		Reason (per	Voluntary
	Change of	Employment	Resignation/
Estimated Potential Payment or Benefit	Control	Agreement	or Good Cause

Lump sum cash severance payment (1)	$4,875,000	$4,875,000	$0
Intrinsic value of accelerated unvested stock options (2)	4,660,000	0	0
Accelerated vesting of restricted shares (3)	4,961,063	0	0
Continuing health and welfare benefits for five years (4)	105,374	105,374	0
Total	$14,601,437	$4,980,373	$0

William E. Shea
	Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (5)	$363,461	$363,461	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	274,697	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$638,158	$363,461	$0

James F. McCann
	Triggering Event
		Termination
		Without Cause/
		Resignation
		for Good	Death/
		Reason (per	Voluntary
	Change of	Employment	Resignation/
Estimated Potential Payment or Benefit	Control	Agreement)	or Good Cause

Lump sum cash severance payment (6)	$7,375,000	$7,375,000	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	712,725	0	0
Continuing health and welfare benefits for five years (4)	76,306	76,306	0
Total	$8,164,031	$7,451,306	$0

Thomas Hartnett
	Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (7)	$400,000	$400,000	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	273,098	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$673,098	$400,000	$0

Gerard M. Gallagher
	Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (7)	$0	$0	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	235,502	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$235,502	$0	$0

David Taiclet (8)
	Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (8)	$0	$0	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	0	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$0	$0	$0

(1)

Mr. Christopher McCann is entitled to severance pursuant to his employment agreement which entitles him to $1,000,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of July 2, 2017, Mr. McCann's base salary was $775,000, and his employment agreement provided for a remaining term of five years.

(2)

The intrinsic value of accelerated unvested stock options was calculated using the closing price of the Company's Class A Common Stock on July 2, 2017 ($9.75). The intrinsic value is the aggregate spread between $9.75 and the exercise prices of the accelerated options, if less than $9.75.

(3)

The value of accelerated unvested restricted shares was calculated using the closing price of the Company's Class A Common Stock on July 2, 2017 ($9.75). Refer to the column titled "Market Value of Shares or Units of Stock that Have Not Vested" within the "Outstanding Equity Awards at Fiscal Year End" table.

(4)

Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years. The amounts for medical and dental insurance coverage are based on rates charged to the Company's employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2017, adjusted by a 7.5% inflation factor, compounded annually.

(5)

Mr. Shea does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Shea was deemed to receive two weeks of severance for each completed year of service with the Company. As of July 2, 2017, Mr. Shea's base salary was $450,000.

(6)

Mr. James McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of July 2, 2017, Mr. McCann's base salary was $975,000, and his employment agreement provided for a remaining term of five years.

(7)

Mr. Hartnett does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Hartnett was deemed to receive two weeks of severance for each completed year of service with the Company. As of July 2, 2017, Mr. Hartnett's base salary was $400,000.

(8)	Mr. Taiclet separated from the Company effective with the closing of the sale of Fannie May on May 30, 2017.

The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.

Employment Agreements

The employment agreements of James F. McCann and Christopher G. McCann provide for certain payments in the event of termination of employment (and in the case of Christopher G. McCann, termination following a change in control of the Company).

James F. McCann

Upon termination without Good Cause (as defined in the JM 2016 Agreement) or resignation by Mr. McCann for Good Reason (as defined in the 2016 JM Agreement) within sixty days following the termination date, Mr. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. McCann is restricted from participating in a competitive business for a period of two years after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Christopher G. McCann

Upon termination without Good Cause (as defined in the CM 2016 Agreement) or resignation by Mr. McCann for Good Reason (as defined in the CM 2016 Agreement), within sixty days following the termination date, Mr. McCann is entitled to severance pay in the amount of $1,000,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. The Good Reason definition includes a Change of Control (as defined in the employment agreement) of the Company, so long as Mr. McCann’s resignation occurs no later than one year following a Change of Control. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. McCann is restricted from participating in a competitive business for a period of two years after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

2003 Long Term Incentive and Share Award Plan

The 2003 Plan provides that unless otherwise provided by the Compensation Committee at the time of the award grant, in the event of a change of control, (i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the 2003 Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s Class A common stock (excluding unvested restricted shares) and Class B Common Stock, as of October 13, 2017, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company’s Directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, NY 11514. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of October 13, 2017, but excludes shares of Common Stock underlying options held by any other person as well as shares of Class A Common Stock that may be acquired upon the conversion of Class B Common Stock into Class A Common Stock (Class B Common Stock is convertible at any time at the option of the holder into Class A Common Stock on a one-to-one basis and is entitled to ten votes for each share). Percentage of beneficial ownership is based on 36,018,141 shares of Class A Common Stock (excluding unvested restricted shares) and 28,567,063 shares of Class B Common Stock outstanding as of October 13, 2017.

	Shares		% of Shares
	Beneficially Owned		Beneficially Owned
	A Shares	B Shares	A Shares	B Shares
Name
5% Stockholders:

Black Rock, Inc. (1)	2,270,560	-	6.3%	-
Dimensional Fund Advisors LP (2)	2,377,560	-	6.6%	-
McCann Family Group (3)	11,663,266	28,528,683	31.0%	99.9%
Erin Lenehan 2005 Trust (3) (4)	2,265,197	-	6.3%	-
James McCann 2005 Trust (3) (5)	2,265,197	-	6.3%	-
Matthew McCann 2005 Trust (3) (6)	2,265,196	-	6.3%	-
The McCann Family Limited Partnership (3) (7)	-	2,000,000	-	7.0%
The 1999 McCann Family Limited Partnership (3) (8)	-	3,875,000	-	13.6%
Marylou McCann (3) (9)	8,622,160	27,678,043	23.9%	96.9%
Erin Moore Lenehan (3) (10)	8,156,991	5,875,000	22.6%	20.6%
James F. McCann, III (3) (11)	8,158,734	5,875,000	22.7%	20.6%
Matthew E. McCann (3) (12)	8,156,991	5,875,000	22.6%	20.6%

Directors, not including Executive Chairman and CEO:

Geralyn R. Breig	22,196	-	0.1%	-
Celia R. Brown	-	-	-	-
James Cannavino (13)	125,183	-	0.3%	-
Sean Hegarty	8,477	-	*	-
Eugene DeMark	18,696	-	0.1%	-
Leonard J. Elmore (14)	46,387	-	0.1%	-
Katherine Oliver	-	-	-	-
Larry Zarin (15)	43,153	-	0.1%	-

Named Executive Officers:
James F. McCann (16)	8,826,163	27,678,043	24.5%	96.9%
William E. Shea	247,764	-	1.4%	-
Christopher G. McCann (17)	11,034,222	6,725,640	29.3%	23.5%
Thomas Hartnett	124,952	-	0.7%	-
Gerard M. Gallagher	249,226	-	1.4%	-

Directors and Executive Officers as a Group (15 persons) (18)	11,118,574	28,528,683	33.9%	99.9%

*	Indicates less than 0.1%.

(1)

This information is based on the Schedule 13G Amendment No. 1 filed with the SEC by Black Rock, Inc. on January 19, 2017 for shares held on December 31, 2016. According to the Schedule 13G, the reporting person has sole voting power with respect to 2,223,719 shares of our Class A Common Stock and sole dispositive power with respect to 2,270,843 shares of our Class A Common Stock. The address of Black Rock, Inc., is 55 East 52nd Street, New York, NY 10055.

(2)

This information is based on the Schedule 13G Amendment filed by Dimensional Fund Advisors LP with the SEC on February 9, 2017 for shares held on December 31, 2016. According to the  Schedule 13G, Dimensional Fund Advisors LP may be deemed to have sole voting power with  respect to 2,278,377 shares of our Class A Common Stock and sole dispositive power with respect to 2,377,560 shares of our Class A Common Stock.  According to the Schedule 13G, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 (“Advisors Act”), furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trust and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the Schedule 13G provides that the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(3)

Certain members of the McCann family, partnerships and trusts have formed a “group” for purposes of Section 13D of the Securities Exchange Act. The members of this Group (the “Group Members”) are: (i) Christopher G. McCann, (A) individually, (B) as a trustee of each of (1) the Erin McCann 2005 Trust (the “Erin McCann Trust”), (2) the James McCann 2005 Trust (the “James McCann Trust”), and (3) the Matthew McCann 2005 Trust (the “Matthew McCann Trust” and collectively with the Erin McCann Trust and the James McCann Trust, the “Children’s Trusts”), (C) as trustee of each of (1) The James F. McCann 2012 Family Trust – Portion I (the “2012 Portion I Trust”) and (2) The James F. McCann 2012 Family Trust – Portion II (the “2012 Portion II Trust” and, together with the 2012 Portion I Trust , the “2012 Trusts”), (D) as sole general partner of The McCann Family Limited Partnership (the “1996 Family Partnership”), (E) as a Director and President of Public Flowers, Inc. (“Public”), which is the sole general partner of The 1999 McCann Family Limited Partnership (the “1999 Family Partnership” and, together with the 1996 Family Partnership, the “Family Partnerships”), and (F) as sole trustee of the Marylou McCann 1999 Trust u/a/d July 6, 1999 (the “Marylou McCann Trust”), which is the sole stockholder of Public; (ii) James F. McCann, individually; (iii) the Erin McCann Trust; (iv) the James McCann Trust; (v) the Matthew McCann Trust; (vi) the 2012 Portion I Trust, (vii) the 2012 Portion II Trust, (viii) The 1996 Family Partnership; (ix) the 1999 Family Partnership; (x) Public; (xi) the Marylou Trust; (xii) Marylou McCann, individually, and as a trustee of each of the Children’s Trusts; (xiii) Erin Moore Lenehan, individually and as a trustee of the Erin McCann Trust; (xiv) James F. McCann, III, (A) individually, (B) as a trustee of the James McCann Trust, and (C) as a Director of Public; and (xv) Matthew E. McCann, individually and as a trustee of the Matthew McCann Trust. The Group Members may be deemed to beneficially own an aggregate of 11,663,266 shares of Class A Common Stock representing 31.7% of the Class A Common Stock (which number includes 1,625,000 shares of Class A Common Stock issuable upon exercise of stock options exercisable within 60 days of the date of this filing) and 28,528,683 shares of Class B Common Stock representing 99.9% of the Class B Common Stock. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of 11,663,266 shares of Class A Common Stock and to dispose of or direct the disposition of 11,663,266 shares of Class A Common Stock and to vote or direct the vote of 28,528,683 shares of Class B Common Stock and to dispose of or direct the disposition of 28,528,683 shares of Class B Common Stock because of the terms of the Stockholders' Agreement (as defined below) . The 2012 Portion I Trust may be deemed to have the current shared power to vote or direct the vote of 492,168 shares of Class A Common Stock and dispose of or direct the disposition of 492,168 shares of Class A Common Stock. The 2012 Portion II Trust may be deemed to have the current shared power to vote or direct the vote of 869,033 shares of Class A Common Stock and dispose of or direct the disposition of 869,033 shares of Class A Common Stock. Each of the Group Members disclaims beneficial ownership of the securities held by the other Group Members and the numbers shown for each Group Member excludes securities held by the other Group Members.

(4)

The Erin Lenehan 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,265,197 shares of Class A Common Stock and to dispose of or direct the disposition of 2,265,197shares of Class A Common Stock.

(5)

The James McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,265,197 shares of Class A Common Stock and to dispose of or direct the disposition of 2,265,197shares of Class A Common Stock.

(6)

The Matthew McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,265,197 shares of Class A Common Stock and to dispose of or direct the disposition of 2,265,197shares of Class A Common Stock.

(7)

The McCann Family Limited Partnership may be deemed to have the current shared power to vote or direct the vote of 2,000,000 shares of Class B Common Stock and to dispose of or direct the disposition of 2,000,000 shares of Class B Common Stock.

(8)

The 1999 McCann Family Limited Partnership, Public Flowers, Inc., as sole general partner of the 1999 Family Partnership, and The Marylou McCann 1999 Trust u/a/d July 6, 1999, as the sole stockholder of Public, may each be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock.  Public and the Marylou McCann Trust each disclaim beneficial ownership of 3,875,000 shares of Class B Common Stock.

(9)

Marylou McCann may be deemed to have the current shared power to vote or direct the vote of 8,622,160 shares of Class A Common Stock and to dispose of or direct the disposition of 8,622,160 shares of Class A Common Stock and to vote or direct the vote of 27,286,073 shares of Class B Common Stock and to dispose of or direct the disposition of 27,678,043 shares of Class B Common Stock. Includes shares beneficially owned by the Children’s Trusts, the Family Partnerships, the 2012 Trusts and shares beneficially owned by Marylou McCann’s spouse, James F. McCann, other  than shares owned by The McCann Charitable Foundation, Inc. (the “Foundation”) and shares  owned by trusts of which James F. McCann is the trustee.  Marylou McCann disclaims beneficial ownership of 8,621,680 shares of Class A Common Stock and 27,678,043 shares of Class B Common Stock.

(10)

Erin Moore Lenehan may be deemed to have the current shared power to vote or direct the vote of 8,156,991 shares of Class A Common Stock and to dispose of or direct the disposition of 8,156,991 shares of Class A Common Stock and to vote or direct the vote of 5,483,000 shares of Class B Common Stock and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock. Includes shares beneficially owned by the Children’s Trusts, the Family Partnerships and the 2012 Trusts.  Erin Moore Lenehan disclaims beneficial ownership of 8,156,991 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.

(11)

James F. McCann, III has the current sole power to vote and dispose of 1,743 shares of Class A Common Stock and may be deemed to have the current shared power to vote or direct the vote of 8,156,991 shares of Class A Common Stock and to dispose of or direct the disposition of 8,156,991 shares of Class A Common Stock and to vote or direct the vote of 5,483,000 shares of Class B Common Stock and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock. Includes shares beneficially owned by the Children’s Trusts, the Family Partnerships and the 2012 Trusts.   James F. McCann, III disclaims beneficial ownership of 8,156,991 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.

(12)

Matthew E. McCann may be deemed to have the current shared power to vote or direct the vote of 8,156,991 shares of Class A Common Stock and to dispose of or direct the disposition of 8,156,991 shares of Class A Common Stock and to vote or direct the vote of 5,483,000 shares of Class B Common Stock and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock. Includes shares beneficially owned by the Children’s Trusts, the Family Partnerships and the 2012 Trusts.  Matthew E. McCann disclaims beneficial ownership of 8,156,991 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.

(13)	Includes 30,000 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2017.

(14)	Includes 13,234 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2017.

(15)	Includes 10,000 shares of Class A Common Stock that may be acquired within 60 days of October 13, 2017

(16)

James F. McCann has the current sole power to vote and dispose of 626,821 shares of Class A Common Stock and 21,803,043 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote of 8,156,991 shares of Class A Common Stock and to dispose of or direct the disposition of 8,156,991 shares of Class A Common Stock and to vote or direct the vote of 5,483,000 shares of Class B Common Stock and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock.   Includes (i) shares deemed beneficially owned by James F. McCann’s spouse, Marylou McCann, including shares beneficially owned by the Children’s Trusts, the Family Partnerships and the 2012 Trusts and (ii) 41,871 shares beneficially owned by the Foundation, of which James F. McCann is a Director and the President. Shares beneficially owned by the Erin McCann  Trust and the Matthew McCann Trust have been pledged to secure loans made to the Erin McCann Trust and the Matthew McCann Trust, respectively. James F. McCann disclaims beneficial ownership of 8,156,991 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.

(17)

Christopher G. McCann may be deemed to have the current sole power to vote and dispose of 2,835,360 shares of Class A Common Stock (including 1,625,000 shares of Class A Common Stock that may be acquired through the exercise of stock options) and 850,640 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote of 8,198,862 shares of Class A Common Stock and to dispose of or direct the disposition of 8,198,862 shares of Class A Common Stock and to vote or direct the vote of 5,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock.  Includes (i) shares beneficially owned by the Children’s Trusts, the Family Partnerships and the 2012 Trusts and (ii) 41,871 shares beneficially owned by The McCann Charitable Foundation, Inc., of which Christopher G. McCann is a Director and the Treasurer.    Shares beneficially owned by the Erin McCann Trust and the Matthew McCann Trust have been pledged to secure loans made to the Erin McCann Trust and the Matthew McCann Trust, respectively.  Christopher G. McCann disclaims beneficial ownership of 8,156,991 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.

(18)	Includes 1,678,234 shares of Class A Common stock that may be acquired within 60 days of October 13, 2017 through the exercise of stock options.

           Each of the Group Members other than James F. McCann, Public, and the Marylou McCann Trust executed the McCann Family Stockholders’ Agreement dated as of July 18, 2017 (the “Stockholders’ Agreement”), which is filed as Exhibit 3 to the Schedule 13D filed by the Group Members with the Securities and Exchange Commission on July 27, 2017.

         Under the Stockholders’ Agreement, the Children’s Trusts, the 2012 Trusts, and the Family Partnerships (collectively with each person that acquires Class A Common Stock or Class B Common Stock and becomes a party to the Stockholders’ Agreement, the “Stockholders”) have agreed to vote as a group with respect to any matter on which any of the shares of Common Stock held by them are entitled to vote.  In the case of the 1996 Family Partnership, such agreement applies only to that percentage of the shares owned by the partnership that represents ownership interests other than the limited partnership interest of Christopher G. McCann.

         Decisions on how the Stockholders will vote with respect to their shares of Common Stock will be made in accordance with the determination of the McCann Family Committee.  The McCann Family Committee consists of Marylou McCann, Christopher G. McCann and the three children of James F. McCann and Marylou McCann, Erin Moore Lenehan, James F. McCann, III, and Matthew E. McCann.  The McCann Family Committee generally acts by vote of a majority of the members, except in respect of a Change in Control (as defined in the Stockholders’ Agreement) of the Company.  The prior approval of at least 75% of the members of the McCann Family Committee is required for any disposition that will result in a Change in Control.

        Subject to the other transfer provisions, if a Stockholder proposes to sell any shares of Common Stock to a person other than a Permitted Transferee (as defined in the Stockholders’ Agreement), the other Stockholders will have a right of first refusal to buy such shares and, if the other Stockholders do not elect to purchase all such shares, the members of the McCann Family Committee shall have the right to purchase the remaining shares.

          The prior approval by a majority of the McCann Family Committee members is required for any gift or bequest by any Stockholder of shares of Class A Common Stock to anyone other than a Permitted Transferee and of shares of Class B Common Stock to anyone other than an Affiliate (as defined in the Stockholders’ Agreement).

The foregoing summary of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement.

Certain Business Relationships with Directors and Officers

The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.

While the policy is not in writing, the Company's legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Officers, as well as a questionnaire that Directors and Officers are required to complete periodically. In determining whether to approve or ratify a related party transaction, the disinterested members of the Board will consider the relevant facts and circumstances, which may include the relationship of the individual with the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction.  As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company's proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.

Below are the transactions that occurred during Fiscal 2017 in which, to the Company’s knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

For Fiscal 2017, Julie Mulligan, the sister of Directors and Executive Officers, James F. McCann and Christopher G. McCann, was employed as a Vice President of Product Development and Content. Ms. Mulligan’s compensation was unanimously approved by the Independent Directors of the Board. Ms. Mulligan’s earned $160,000 in Fiscal 2017. Ms. Mulligan was not eligible to receive a bonus under the Company’s annual incentive plan (“Sharing Success Program”) for Fiscal 2017.

For Fiscal 2017, James McCann, the son of Executive Chairman James F. McCann and nephew of Director, CEO and President Christopher G. McCann, was employed as a Director, Business Development. Mr. McCann’s compensation was unanimously approved by the Independent Directors of the Board. Mr. McCann’s base salary for Fiscal 2017 was $118,194. Mr. McCann received a $8,865 bonus under the Sharing Success Program for Fiscal 2017.

Gerard M. Gallagher, our General Counsel, Senior Vice President and Corporate Secretary, is the founder and managing partner in the law firm of Gallagher, Walker, Bianco & Plastaras, LLP based in Mineola, New York. Compensation for Mr. Gallagher’s services are paid to the law firm. The Company, with the approval of the Board, also pays the law firm fees for services rendered by other members of the firm on the Company’s behalf.

In fiscal 2017, the Company paid the firm (i) $503,000 for services provided by Mr. Gallagher and (ii) $ 890,000 in fees for legal services provided by other members of the firm and $32,000 in disbursements. The Company believes that collectively these fees and disbursements are fair and reasonable.

October 30, 2017

To the Board of Directors
of 1-800-FLOWERS.COM, INC. (the “Company”):

We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls. We also evaluate the performance and independence of the Company’s independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. A current copy of the Audit Committee charter can be found on the Company’s website located at www.1800flowers.com under the Investor Relations section of the website.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that Eugene DeMark is an “audit committee financial expert,” as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company’s system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing opinions on the effectiveness of the Company's internal control over financial reporting as well as management's assessment thereof. Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company’s independent registered public accounting firm.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided (as noted in the table below) were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended July 2, 2017 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board No. 16). We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and discussed with BDO their independence. This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s Financial Statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2017, for filing with the Securities and Exchange Commission.

Audit Committee
Eugene F. DeMark (Chairman)
Geralyn Breig

Sean Hegarty

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2018, and the Board is asking stockholders to ratify such selection at the Annual Meeting. The stockholders’ ratification of the appointment of BDO will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

We are not required to submit the appointment of BDO for ratification by our stockholders. However, we are doing so as a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO, the audit committee may reconsider its decision. In any case, our audit committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our stockholders.

The affirmative votes of the majority of the company’s outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for Fiscal 2018. A representative of BDO USA, LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018.

Fees Paid to Independent Public Accounting Firms

The following table shows the fees that the Company paid or accrued for audit and other services provided by BDO USA, LLP for Fiscal 2017 and Fiscal 2016, all of which were approved by the Audit Committee.

	2017	2016

Audit Fees	$870,000	$860,000
Audit-Related Fees	0	0
Tax Fees	146,067	160,427
All Other Fees	13,650	0
Total	$1,029,717	$1,020,427

Audit Fees. Fees for audit services include fees associated with the annual financial statement audits of 1-800-Flowers.com, Inc., as well as 1-800-Flowers.com, Inc.’s audit of internal controls and quarterly SAS 100 reviews of 1-800-Flowers.com Inc.’s quarterly reports on Form 10-Q.

Tax Fees. Fees for tax service include tax compliance and research and development tax credit consulting fees.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service. The independent registered public accounting firm and the Company's management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in our proxy statements in accordance with the rules of the Securities and Exchange Commission (commonly known as a “Say on Pay” proposal).

As described under the heading “Executive Compensation and Other Information – Compensation Discussion and Analysis,” our executive compensation program is a comprehensive package designed to motivate our executive officers to achieve our corporate objectives and is intended to be competitive and allow us to attract and retain highly qualified executives. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to our performance as well as the individual executive’s performance.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement which discusses how our executive compensation policies implement our compensation philosophy, and the “Summary Compensation Table” of this Proxy Statement which provides detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures set forth in the Compensation Discussion and Analysis section of this Proxy are effective in achieving our compensation objectives.

We are asking our shareholders to indicate their support for our executive compensation as described in this Proxy. This Say-on-Pay proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation table and the other related tables and disclosure.

The Say-on-Pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. However, we value the opinion of our shareholders and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the approval of the compensation of the named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires public companies with a market cap above $75 million to enable their shareholders to vote, on an advisory, non-binding basis, on how frequently such companies should seek an advisory shareholder vote on the compensation on their named executive officers. In accordance with the Dodd-Frank Act, and the rules thereunder, we are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of three years, or a triennial vote.

The Company’s executive compensation practices are well-established as they have been in place for several years. The elements of our executive compensation do not typically change in a significant manner from year to year and we do not anticipate significant changes from year to year in the future. The Board believes that providing the shareholders with an advisory vote on executive compensation every three years is consistent with the Compensation Committee’s long-term approach to evaluating executive compensation policies and procedures.

Unless otherwise instructed, the proxy holder will vote the proxies received by him for three years with respect to the frequency of future non-binding Say-on-Pay voting.

THE BOARD RECOMMENDS A VOTE FOR THREE

YEARS AS THE FREQUENCY FOR FUTURE NON-BINDING

ADVISORY VOTES ON EXECUTIVE COMPENSATION

PROPOSAL 5

Give Each Share One Equal Vote

             A person who purports to be the beneficial holder of no less than 500 shares of Class A Common Stock has advised the Company that he intends to have his proxy introduce  the the proposal set forth below at the  Annual Meeting. The name and address of such shareholder is Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021.  Mr. Steiner has appointed John Chevedden of 2215 Nelson Avenue, No. 205 Redondo Beach, CA 90278 and/or Mr. Chevedden’s designee to act on his behalf in matters relating to the proposal.

RESOLVED: Shareholders request that our Board take steps to adopt a recapitalization plan for all outstanding stock to have an equal vote per share. This would comprise all practicable steps including encouragement and negotiation with family shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.

With the McCann family stock having super-sized voting power our company takes our public shareholder money but does not let us have an equal voice in our company’s management. Without a voice, we as shareholders cannot hold management accountable.

The McCann family controls 92% of FLWS voting power. Regular shareholders only get one vote per share. Meanwhile insider shareholders have 10 votes per share.

News Corp. is another company like ours. “If you are buying shares in [News Corp.], it’s buyer beware,” says Sydney Finkelstein, a professor at Dartmouth’s Tuck School of Business. “There is no management or leadership reason to have two classes of stock except to retain control.”

The Council of Institutional Investors, whose members manage $3 trillion of assets, asked NASDAQ to stop listing new companies that offer dual share classes. The effort is a new approach to curbing a structure it has criticized for years as unfair and harmful to long-term stock returns.

Our clearly improvable corporate governance (as reported in 2017) is an added incentive to vote for this proposal:

The company had not adopted a full majority director election standard, greatly limiting the ability of shareholders to hold members of the board accountable in uncontested elections.

Director overboarding may be a problem for the board, with at least one executive director sitting on too many boards.

The FLWS board lacks a fully independent executive pay committee, raising concerns about the board’s effectiveness in overseeing the CEO and managers as well as its ability to design sufficiently rigorous financial incentives for executives. Plus insiders/executives sit on the company’s executive pay committee, magnifying the severity of these concerns.

The board had not established a formal clawback policy regarding executive incentive pay. The company failed to establish and disclose specific standards on minimum stock retention standards for its CEO and directors.

In summary concerns are:

●	Related Party Transactions

●	Overboarded Directors

●	Excessive Severance Vesting

●	Controlling Shareholder Concerns

●	Lack of One Share — One Vote

●	Asset-Liability Valuation Reliability

Returning to the core topic of this proposal from the context of our clearly improvable corporate performance,

Please vote to protect shareholder value:
Give Each Share One Equal Vote — Proposal 5

Company Opposing Statement

Our Board of Directors believes that our capital structure has provided significant stability and has fostered the growth of the Company. Since founding the Company in 1976, the McCann family’s involvement in the Company has been one of its greatest strengths. Their commitment to the long-term success of the Company for the benefit of all shareholders has been, and continues to be, the primary purpose of their involvement. As a direct result of the dual-class structure, the McCann family has a special interest in the long-term success of the Company and provides stability in the face of short-term market pressures and outside influences. This structure also ensures that the Company has a solid and loyal investor base throughout economic downturns and crises.

In addition, the share structure has been in place since the Company went public in 1999 and has been disclosed in detail in public filings with the SEC. Every investor purchasing a share of Class A stock is aware of this capital structure and many are attracted to our stock by the long-term stability that our founders and majority shareholders, the McCann family, provide to the Company. The Proposal seeks to upend the established relationship among the Company’s shareholders by ignoring the foundational compact on which the relationship was formed, as well as the fundamental equitable interests that the holders of both classes of stock established by their reliance on that structure.

Moreover, dual class capital structures are recognized and valid under applicable federal and corporate law and stock exchange regulations, and are not uncommon among public companies. Various companies have had dual class capital structures for many years and companies continue to implement dual class capital structures.

Shareholders are also protected within the capital structure through the Company’s commitment to sound corporate governance practices, which is in part reflected in the Company’s declassification of the Board of Directors at the 2016 Annual Meeting of Stockholders. In addition, eight out of ten of the members of our Board of Directors are independent under applicable SEC and NASDAQ rules, and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is comprised entirely of independent directors. We believe the independent members of our Board of Directors provide valuable guidance to management and are the stewards of the Company’s strong commitment to long-term success and shareholder value.

 As a result of the foregoing, we believe the current share capital structure is in the best interests of our shareholders and that our current corporate governance structure is sound and effective. Therefore, the Board of Directors recommends a vote “against” this Proposal.

              Unless otherwise instructed, the proxy holder will vote the proxies received by him “AGAINST” Proposal 5.

The Board of Directors recommends a vote “AGAINST” Proposal 5.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far, as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Shareholders who, in accordance with Commission Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on July 2, 2018. As the rules of the Commission make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2018Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2017 Annual Meeting date. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the Commission’s Rule 14a-8) must be received no earlier than August 13, 2018 and no later than September 12, 2018. If, however, our 2018 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2017 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and not later than the close of business on the later of the 90th day before the 2018 Annual Meeting or the 10th day following the date on which the 2018 Annual Meeting date is publicly announced.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the Commission’s requirements for submitting a proposal or nomination. Notices of intention to present proposals at the 2018 Annual Meeting should be addressed to Corporate Secretary, 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, New York 11514. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company’s Annual Report for the fiscal year ended July 2, 2017, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K as filed with the Commission. Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

By order of the Board of Directors

/s/ Christopher G. McCann

___________________________________
Christopher G. McCann
Chief Executive Officer

Carle Place, New York
October 30, 2017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

1-800-FLOWERS.COM, INC.
ONE OLD COUNTRY ROAD
CARLE PLACE, NY 11514
Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch- hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return tone telephone transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in it and mail to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote FOR all the nominees for Directors listed in proposal 1, and FOR proposals 2 and 3.

1.	To elect ten Directors:

	For	Withhold		For	Withhold		For	Withhold

01–Geralyn R. Breig	☐	☐	02–Celia Brown	☐	☐	03–James Cannavino	☐	☐

04–Eugene DeMark	☐	☐	05– Leonard J. Elmore	☐	☐	06– Sean Hegarty	☐	☐

07– Christopher G. McCann	☐	☐	08– James F. McCann	☐	☐	09 – Katherine Oliver	☐	☐

10 – Larry Zarin	☐	☐

	For	Against	Abstain

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM. Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered accounting firm for the fiscal year ending July 1, 2018 as described in the Proxy Statement

	☐	☐	☐

3. Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal	1 year	2 years	3 years	Abstain

4. Advisory vote on the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal

5. To vote on one shareholder proposal, if properly presented.	For	Against	Abstain
	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [Please sign within box]	Date

Signature (Joint Owner)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com .

1-800-FLOWERS.COM, INC.

Annual Meeting of Stockholders

December 11, 2017 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Gerard M. Gallagher, Corporate Secretary, with full power of substitution, as proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Monday, December 11, 2017 at 9:00 a.m. eastern standard time or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY  WILL  BE  VOTED  "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUCTING FIRM FOR THE FISCAL YEAR ENDING JULY 1, 2018, “FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, “THREE YEARS” FOR FREQUENCY OF EXECUTIVE COMPENSATION VOTES, “AGAINST” THE SHAREHOLDER PROPOSAL AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

All of the proposals set forth are proposals of the Company, other than Proposal 5. None of the proposals is related to or conditioned upon approval of any other proposal.

Continued and to be signed on reverse side